Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	June 7, 2019

Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Enhanced Long Short Fund, L.P.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	June 7, 2019

Basswood Enhanced Long Short GP, LLC

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member